UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2011

ASTA FUNDING, INC.
 (Exact name of registrant as specified in its charter)

Delaware	0-26906	22-3388607
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey	07632
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-567-5648

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At the annual meeting of stockholders of Asta Funding, Inc. (the “Company,” “we” or “us”) held on January 19, 2011, the holders of our outstanding stock took the actions described below.  As of the record date for the annual meeting, 14,600,423 shares of common stock were issued and outstanding, each entitled to one vote per share.

The stockholders elected Arthur Stern, Gary Stern, Herman Badillo, Edward Celano, Harvey Leibowitz, Louis A. Piccolo, and David Slackman to serve on our board of directors until our next annual meeting of stockholders and until their successors are duly elected and qualified.  The results of the voting are as follows:

Directors	Votes For	Votes Withheld
Arthur Stern	6,411,496	1,926,971
Gary Stern	6,415,651	1,922,816
Herman Badillo	6,413,623	1,924,844
Edward Celano	6,413,473	1,924,994
Harvey Leibowitz	6,411,014	1,927,453
Louis A. Piccolo	6,412,573	1,925,894
David Slackman	6,414,614	1,923,853

The stockholders also approved a proposal to ratify the selection of Grant Thornton LLP as our independent auditor for the 2011 fiscal year.  The voting results for this proposal were 12,439,143 shares for, 79,618 shares against, and 10,474 shares abstained.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTA FUNDING, INC.

Date: January 25, 2011	By: /s/ Robert J. Michel
Robert J. Michel
Chief Financial Officer